BYLAWS

                                         OF

                            GO ONLINE NETWORKS CORPORATION

                                       BYLAWS

                                         OF

                           GO ONLINE NETWORKS CORPORATION



                                      ARTICLE I

DIRECTORS; MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1. Powers, Standard of Care . . . . . . . . . . . . . . . .  1
A.     Powers . . . . . . . . . . . . . . . . . . . .  . . . . . . . 1
B.     Standard of Care; Liability. . . . . . . . . . . . . . . . .  1
Section 2.    Number and Qualification of the Board. . . . . . . . . 1
Section 3.    Election and Term of Office of Directors. . . . .. . . 2
Section 4.    Vacancies. . . . . . . . . . . . . . . . . . . . . . . 2
Section 5.    Removal of Directors . . . . . . . . . . . . . . . . . 2
Section 6.    Place of Meetings. . . . . . . . . . . . . . . . . . . 3
Section 7.    Annual Meetings. . . . . . . . . . . . . . . . . . . . 3
Section 8.    Other Regular Meetings . . . . . . . . . . . . . . . . 3
Section 9.    Special Meetings/Notices . . . . . . . . . . . . . . . 3
Section 10.   Waiver of Notice . . . . . . . . . . . . . . . . . . . 4
Section 11.   Adjournment. . . . . . . . . . . . . . . . . . . . . . 4
Section 12.   Notice of Adjournment. . . . . . . . . . . . . .. . .  4
Section 13.   Sole Director Provided by Articles of Incorporation. . 4
Section 14.   Directors Acting by Unanimous Written Consent. . . . . 4
Section 15.   Fees and Compensation of Directors . . . . . . . . . . 5
Section 16.   Committees . . . . . . . . . . . . . . . . . . . . . . 5
Section 17.   Meetings and Action of Committees. . . . . . . . . . . 5
Section 18.   Advisory Directors . . . . . . . . . . . . . . . . . . 5

                                     ARTICLE II

OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.    Officers . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.    Election of Officers . . . . . . . . . . . . . . . . . 6
Section 3.    Subordinate Officers, Etc. . . . . . . . . . . . . . . 6
Section 4.    Removal and Resignation of Officers. . . . . . . . . . 6
Section 5.    Vacancies in Office. . . . . . . . . . . . . . . . . . 6
Section 6.    Chairman of the Board. . . . . . . . . . . . . . . . . 6
Section 7.    President. . . . . . . . . . . . . . . . . . . . . . . 6
Section 8.    Vice Presidents. . . . . . . . . . . . . . . . . . . . 7
Section 9.    Secretary. . . . . . . . . . . . . . . . . . . . . . . 7
Section 10.   Chief Financial Officer. . . . . . . . . . . . . . . . 7

                                    ARTICLE III

MEETING OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . 8
Section 1.    Place of Meetings. . . . . . . . . . . . . . . . . . . 8
Section 2.    Annual Meeting . . . . . . . . . . . . . . . . . . . . 8
Section 3.    Special Meetings . . . . . . . . . . . . . . . . . . . 8
Section 4.    Notice of Meetings; Reports. . . . . . . . . . . . . . 8
Section 5.    Quorum . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 6.    Adjourned Meeting and Notice Thereof . . . . . . . . . 9
Section 7.    Waiver of Notice or Consent by Absent Shareholders . .10
Section 8.    Shareholders Acting Without a Meeting; Filling
              Vacancies. . . . . . . . . . . . . . . . . . . . . . .10
Section 9.    Other Actions Without a Meeting. . . . . . . . . . . .10
Section 10.   Voting Rights; Cumulative Voting . . . . . . . . . . .11
Section 11.   Proxies. . . . . . . . . . . . . . . . . . . . . . . .11
Section 12.   Chairman and Secretary of Meeting. . . . . . . . . . .12
Section 13.   Inspectors of Election . . . . . . . . . . . . . . . .12

                                     ARTICLE IV

CERTIFICATES AND TRANSFERS OF SHARES . . . . . . . . . . . . . . . .12
Section 1.    Certificates for Shares. . . . . . . . . . . . . . . .12
Section 2.    Transfer on the Books. . . . . . . . . . . . . . . . .13
Section 3.    Lost or Destroyed Certificates . . . . . . . . . . . .13
Section 4.    Transfer Agents and Registrars . . . . . . . . . . . .13
Section 5.    Record Date; Closing Stock Transfer Books. . . . . . .13
Section 6.    Legend Condition . . . . . . . . . . . . . . . . . . .14
Section 7.    Close Corporation Certificates . . . . . . . . . . . .14

                                     ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS . . . .14

                                     ARTICLE VI

CORPORATE RECORDS AND REPORTS; INSPECTION. . . . . . . . . . . . . .14
Section 1.     Records. . . . . . . . . . . . . . . . . . . . . . . 14
Section 2.     Maintenance and Inspection of Share Register . . .  .15
Section 3.     Maintenance and Inspection of Bylaws . . . . . . . . 15
Section 4.     Annual Report to Shareholders. . . . . . . . . . . . 16
Section 5.     Financial Statements . . . . . . . . . . . . . . . . 16
Section 6.     Annual Statement of General Information. . . . . . . 16

                                    ARTICLE VII


GENERAL CORPORATE MATTERS. . . . . . . . . . . . . . . . . . . . . .17
Section 1.    Checks, Drafts, and Evidences of Indebtedness. . . . .17
Section 2.    Corporate Contracts and Instruments, How Executed . . 17
Section 3.    Representation of Shares of Other Corporation. . . . .17
Section 4.    Construction and Definitions . . . . . . . . . . . . .17


                                    ARTICLE VIII

AMENDMENTS TO BYLAWS . . . . . . . . . . . . . . . . . . . . . . . .17
Section 1.     Amendment by Shareholders. . . . . . . . . . . . . . 17
Section 2.     Amendment by Directors . . . . . . . . . . . . . . . 18

                                     ARTICLE IX

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Section 1.     References to Code Sections. . . . . . . . . . . . . 18
Section 2.     Effect of Shareholders Agreement . . . . . . . . . . 18
Section 3.     Subsidiary Corporation . . . . . . . . . . . . . . . 18
Section 4.     Offices. . . . . . . . . . . . . . . . . . . . . . . 18

                                       BYLAWS
                                         OF
                            Go Online Networks Corporation
                              A Delaware Corporation


                                      ARTICLE I
                                 DIRECTORS; MANAGEMENT

Section 1.  Powers, Standard of Care.

A.  Powers:

Subject to the provisions of the General Corporation Law of Delaware (hereinafter the "Act"), and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the Board of Directors.

B.  Standard of Care; Liability.

i. Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation and its shareholders, and with such care including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

ii.  In performing the duties of a Director, a
Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:

(a) One or more officers or employees of the corporation whom the Director believes to be reliable and competent in the matters presented,

(b) Counsel, independent accountants or other persons as to matters which the Director believes to be within such person's professional or expert competence, or

(c) A Committee of the Board upon which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case, the Director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

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Section 2.  Number and Qualification of the Board.

The authorized number of Directors of the corporation shall be no less than one (1) nor more than eleven (11). This number may be changed by amendment to the Articles of Incorporation or by amendment to this Section 2, of Article I of these Bylaws, adopted by the vote or written consent of the shareholders entitled to exercise majority voting power, as provided in the Act.

Section 3.  Election and Term of Office of Directors.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each
Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.  Vacancies.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders, or by court order, may be filled only by the vote of the majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of the majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Shareholders fail, at any meeting of the Shareholders at which any Directors are elected, to elect the full number of authorized Directors.

The Shareholders may elect a Director or Directors to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require a consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 5.  Removal of Directors.

The entire Board of Directors or any individual Director named may be removed from office as provided by Section 141 of the Delaware Corporations Code. In such a case, the remaining Board
Members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed. No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Directors most recent election were then being elected; and when by the provisions of Articles the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 6.  Place of Meetings.

Regular meetings of the Board of Directors shall be held at any place within or without the state that has been designated from time to time by resolution of the Board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to have been present in person at such meeting.

Section 7. Annual Meetings.

Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Section 142 of the Delaware Corporations Code by the Secretary or other officer designated for that purpose.

Section 8.  Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for special meetings of the Board of Directors.

If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 9.  Special Meetings/Notices.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two
Directors.

Notice of the time and place for special meetings shall be delivered personally or by telephone to each Director or sent by first class mail or telegram, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegram company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly be communicated to the Director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

Section 10.  Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Waiver of notices or consents need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. A majority of the then elected number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article I. In no event, however, shall a quorum be reached with less than one-third (1/3) of the authorized number of Directors, nor less than two, whichever is greater, unless the authorized number of Directors is one (1), in which case one Director constitutes a quorum. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, subject to the provisions of Delaware Corporations Code Sections 141, 144, and other relevant sections of the Act. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 11.  Adjournment.

A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12.  Notice of Adjournment.

Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 13.  Sole Director Provided by Articles of Incorporation.

In the event only one Director is required by the Bylaws or Articles of Incorporation, then any references herein to notices, waivers, consents, meetings, or other actions by the majority or quorum of Directors shall be deemed or referred as such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all the powers and shall assume all the responsibilities otherwise herein described given to a Board of Directors.

Section 14.  Directors Acting by Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting with the same force and effect as if taken by unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 15.  Fees and Compensation of Directors.

Directors and members of a Director's Committee may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, employee, or otherwise, and receiving compensation for such services.

Section 16.  Committees.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to them by resolution of the Board of Directors. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers of the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors except those powers expressly made nondelegable by Delaware Corporations Code
Section 141.

Section 17.  Meetings and Action of Committees.

Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article I,
Section 6, 8, 9, 10, 11, 12 and 14, with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be called by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 18. Advisory Directors.

The Board of Directors from time to time may elect one (1) or more persons to be advisory Directors, who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, title shall be held at the pleasure of the Board.


                                    ARTICLE II
                                     OFFICERS

Section 1.  Officers.

The principal officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer who may also be called Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provision of the Section 3 of this Article. One person may hold two or more offices.

Section 2. Election of Officers.

The principal officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 3.  Subordinate Officers, Etc.

The Board of Directors may empower the President to appoint and remove such officers (other than the principal officers) as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.  Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board, or, excepting the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Section 5.  Vacancies in Office.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.

Section 6.  Chairman of the Board.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article.

Section 7.  President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all the meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of the President of a corporation, shall be ex officio a member of all standing committees, including the executive committee, if any, and shall have such other powers and duties as may be described by the Board of Directors or the Bylaws.

Section 8.  Vice Presidents.

In the absence or disability of the President, the Vice
Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and so acting shall have all the powers of, and be subject to the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, the President, or the Chairman of the Board.

Section 9.  Secretary.

The Secretary shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors, Committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, how authorized, the notice thereof given, the names of those present of Directors and Committee meetings, the number of shares present or represented at Shareholders meetings, and the proceedings thereof.

The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10.  Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                    ARTICLE III
                              MEETING OF SHAREHOLDERS

Section 1.  Place of Meetings.

Meetings of Shareholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the corporation.

Section 2.  Annual Meeting.

The annual meeting or the Shareholders shall be held on the following date and at the following time:

Date of Meeting:             Second Tuesday in September
Time of Meeting:             10:00 a.m.

If this day be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the Shareholders shall elect a Board of Directors, report the affairs of the corporation, and transact such other business as may properly be brought before the meeting. If the above date is inconvenient, the annual meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors within sixty (60) days of the above date upon proper notice to all shareholders.

Section 3.  Special Meetings.

A special meeting of the Shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, or by the Chairman of the Board of Directors, or by the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman or the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within (20) days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or as provided in the Act. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when the meeting of Shareholders called by action of the Board of Directors may be held.

Section 4.  Notice of Meetings; Reports.

Notice of meetings, annual or special, shall be given in writing not less than the (10) nor more than sixty (60) days before the date of the meeting, to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail, or other means of communication as provided in Delaware
Corporations Code Section 222, and shall be sent to the

Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purposes of notice, and in absence thereof by posting notice at a place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice of any meeting of Shareholders shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of the mailing of notice, intends to present for action by the Shareholders. At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by the management for election.

If action is proposed to be taken at any meeting for approval of (i) contracts or transaction in which a Director has a direct or indirect financial interest, pursuant to Delaware Corporation Code
Section 144, (ii) an amendment to the Articles of Incorporation, pursuant to Sections 241 or 242 of such Code, (iii) a reorganization of the corporation, pursuant to the Act, ( iv) dissolution of the corporation, pursuant to the Act, or (v) a distribution to preferred Shareholders, pursuant to the Act, the notice shall also state the general nature of such proposal.

Section 5.  Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Shareholders shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least majority of the shares required to constitute a quorum.

Section 6.  Adjourned Meeting and Notice Thereof.

Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjournment meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 7.  Waiver of Notice or Consent by Absent Shareholders.

The transactions at any meeting of Shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or any approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the last paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such objection is expressly made at the meeting.

Section 8.  Shareholders Acting Without a Meeting; Filling
Vacancies on Board.

Any action which may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation; provided further, that while ordinarily Directors can only be elected by unanimous written consent under Delaware Corporations Code Section 228, as to vacancy created by death, resignation or other causes, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 9.  Other Actions Without a Meeting.

Unless otherwise provided in the General Corporation Law, any action which may also be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(a) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(b) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholders's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

Section 10.  Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day fixed by the Board of Directors for the determination of the Shareholders of record, shall be entitled to vote at any Shareholders' meeting.

Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders have given notice at the meeting prior to voting of the Shareholders intent to accumulate the Shareholders votes, every Shareholder entitled to vote at any election for Director of any corporation for profit may cumulate his or her votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidate receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment, rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares.
In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution, or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any share on the books of the company after any record date fixed as aforesaid.

Section 11.  Proxies.

Every Shareholder entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by proxy validly executed by the Shareholder. A proxy may be executed by written authorization signed, or by electronic transmission authorized, by the Shareholder or the Shareholder's attorney in fact, giving the proxyholder(s) the power to vote the Shareholder's shares. A proxy shall be deemed signed if the Shareholder's name or other authorization is placed on the proxy ( whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the Shareholder or the

Shareholder's attorney in fact. A proxy may also be transmitted orally by telephone if submitted with information from which it may be determined that the proxy was authorized by the Shareholder or the Shareholder's attorney in fact.

A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Delaware Corporations Code Section 212.

Section 12.  Chairman and Secretary of Meeting.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all the Vice Presidents, Shareholders shall appoint a Chairman at such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer shall appoint any person to act as such Secretary of the meeting.

Section 13.  Inspectors of Election.

Before any meeting of Shareholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the Chairman of the meeting may, and on the request of any Shareholder or his or her proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the Chairman at the meeting.

The duties of these inspectors shall be as follows:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine the election result; and

(f) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.


                                     ARTICLE IV
                        CERTIFICATES AND TRANSFERS OF SHARES

Section 1.  Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; and if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice President and a Secretary or an Assistant Secretary, and must be authenticated by the signature of the President and Secretary or an Assistant Secretary. No certificate or certificates for shares are to be issued until such shares are fully paid, unless the Board authorizes the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of consideration to be paid therefore and amount paid thereon.


Section 2.  Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 3.  Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same manner and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.  Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and Directors may designate.

Section 5.  Record Date; Closing Stock Transfer Books.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment or any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any lawful action, the Board may fix in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed;

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of the business on the business day next preceding the day on which notice is given or, if notice is waived, at close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

(c) The record date for determining Shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 6.  Legend Condition.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing said deletion.

Section 7.  Close Corporation Certificates.

All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain a legend in accordance with Delaware Corporations Code
Section 202.

                                   ARTICLE V
           INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The corporation may at its option, to the maximum extent permitted by the Delaware General Corporation Law and by the articles, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of this Section, an "agent" of the corporation includes a person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.


                                    ARTICLE VI
                    CORPORATE RECORDS AND REPORTS; INSPECTION

Section 1.  Records.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. If the corporation has fewer than one hundred (100) Shareholders, the financial statements need not be prepared according to generally accepted accounting principles so long as the financial statement reasonably sets forth the assets and liabilities, income and expenses of the corporation, and discloses the accounting bases used. All of such books, records and accounts shall be kept at the corporations's principal executive office in the State of Delaware, as fixed by the Board of Directors, from time to time, or shall be kept at such place or such places as designated by the Board of Directors. The minutes shall be kept in written form and accounting books and records shall be kept in either written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a Shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation.

Section 2.  Maintenance and Inspection of Share Register.

The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its Shareholders and the number and class of shares held by each Shareholder. A Shareholder or Shareholders of the corporation holding at least five percent ( 5%) in the aggregate of outstanding voting shares of the corporation may (i) inspect, and copy the records of Shareholders names and addresses and share holdings during usual business hour upon five (5) days prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of such transfer agent's usual charges for such a list, a list of the Shareholders names and addresses who are entitled to vote for the election of Directors, and their share holdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand. Such list shall be made available by the transfer agent on or before the later of five (5 ) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interest as a Share holder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

Section 3.  Maintenance and Inspection of Bylaws.

The corporation shall keep at its principal executive office, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the state and the corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

Section 4.  Annual Report to Shareholders.

Provided this corporation has one hundred (100) Shareholders or less, the Annual Report to Shareholders referred to in the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to Shareholders of the corporation as they deem appropriate. Should this corporation have one hundred (100) or more Shareholders, an Annual Report must be furnished not later than one hundred twenty (120) days after the end of each fiscal period.

Section 5.  Financial Statements.

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file at the principal executive office of the corporation for twelve (12) months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made to any such Shareholder.

If a Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three (3) month, six (6) month, or nine (9) month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation at the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the Shareholders its Annual Report for the last fiscal year, this report shall likewise be delivered or mailed to such Shareholder or Shareholders within in (30) days after such request.

The corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period. This quarterly income statement and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged in the corporation or the certificate of authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 6.  Annual Statement of General Information.

The corporation shall, in a timely manner, in each year, file with the Secretary of State of Delaware, on the prescribed form, a statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses or the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of the service of process.


                                    ARTICLE VII
                             GENERAL CORPORATE MATTERS

Section 1.  Checks, Drafts, and Evidences of Indebtedness.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.  Corporate Contracts and Instruments, How Executed.

The Board of Directors, except as in the Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 3.  Representation of Shares of Other Corporation.

The Chairman of the Board, the President, or any Vice
President, or any other person authorized by resolution of the Board of Directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly elected by said officer.

Section 4.  Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the Delaware General Corporation Laws shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE VIII
                               AMENDMENTS TO BYLAWS

Section 1.  Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote: provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.  Amendment by Directors.

Subject to the rights of the Shareholders as provided in
Section 1 of this Article, to adopt, amend, or repeal Bylaws, and the limitation of Delaware Corporations Code Section 109, Bylaws may be adopted, amended, or repealed by the Board of Directors.


                                    ARTICLE IX
                                   MISCELLANEOUS

Section 1.  References to Code Sections.

Section designations of three (3) digits or more referenced herein refer to the General Corporation Law of the State of Delaware.

Section 2.  Effect of Shareholders Agreement.

Any Shareholders agreement authorized by the Act, shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by the Act and shall terminate when this corporation ceases to be a close corporation.

Section 3.  Subsidiary Corporation.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter.

Section 4.  Offices.

The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of Delaware.

The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                            CERTIFICATE OF SECRETARY


I, James Cannon, hereby certify that:

I am the Secretary of Go Online Networks Corporation, a
Delaware corporation; and

The foregoing Bylaws, consisting of 21 pages, are a true and correct copy of the Bylaws of the corporation as duly adopted by approval of the Board of Directors of the corporation on August 13, 1999.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 13th day of August, 1999.


/s/James Cannon
James Cannon, Secretary